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                                                                     EXHIBIT 4.2


                    [FORM OF PREFERRED SECURITY CERTIFICATE]

THIS PREFERRED SECURITY IS A GLOBAL PREFERRED SECURITY WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THIS PREFERRED SECURITY IS EXCHANGEABLE FOR PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS PREFERRED SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Certificate Number PS-               Number of Preferred Securities
                      ----                                          ------------
                                                          CUSIP No.  427 097 209

                   Certificate Evidencing Preferred Securities

                                       of

                                HERCULES TRUST I

                  9.42% Trust Originated Preferred SecuritiesSM
                 (liquidation amount $25 per Preferred Security)

         HERCULES TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that CEDE & CO. (the "Holder") is the registered owner of preferred securities of the Trust representing undivided beneficial interests in the assets of the Trust designated as the 9.42% Trust Originated Preferred Securities (liquidation amount $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer.
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         The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities represented hereby are issued and shall in all respects be subject to the provisions of the Amended and Restated Trust Agreement of the Trust dated as of March 17, 1999, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Preferred Securities as set forth in Annex I to the Trust Agreement. Capitalized terms used but not defined herein shall have the respective meanings given them in the Trust Agreement. The Sponsor will provide a copy of the Trust Agreement, the Preferred Securities Guarantee and the Indenture to a Holder without charge upon written request to the Trust at its principal place of business.

         Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder and to the benefits of the Preferred Securities Guarantee to the extent provided therein.

         By acceptance, the Holder agrees to treat, for United States federal income tax purposes, the Subordinated Debentures as indebtedness and the Preferred Securities as evidence of indirect beneficial ownership in the Subordinated Debentures.


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         IN WITNESS WHEREOF, the Trust has executed this certificate.

Dated:

                                         HERCULES TRUST I



                                         By:__________________________
                                            Name: Stuart C. Shears
                                            Title: Administrative Trustee

                PROPERTY TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Preferred Securities referred to in the within-mentioned Trust Agreement.


                                         THE CHASE MANHATTAN BANK,
                                             as Property Trustee


                                         By:  __________________________
                                                 Authorized Signatory



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                     [FORM OF REVERSE OF PREFERRED SECURITY]

         Distributions on this Preferred Security will be payable at a rate per annum of 9.42% (the "Distribution Rate") of the Liquidation Amount of $25 per Preferred Security (the "Liquidation Amount"), such rate being the rate of interest payable on the Subordinated Debentures to be held by the Property Trustee. Distributions not paid when due will themselves accumulate distributions at the annual rate of 9.42% (to the extent permitted by law). The term "Distributions," as used herein, includes any such additional distributions unless otherwise stated. A Distribution is payable only to the extent that payments are made in respect of the Subordinated Debentures held by the Property Trustee and to the extent the Property Trustee has funds on hand legally available therefor.

         Distributions on the Preferred Securities will be cumulative, will accumulate from and including the most recent date on which Distributions have been paid or, if no Distributions have been paid, from and including the date of issuance, to but excluding the relevant Distribution Date (as defined below) or any date fixed for redemption (a "Redemption Date"), and will be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year (each, a "Distribution Date"), commencing on June 30, 1999, except as otherwise described below and in the Trust Agreement. The amount of Distributions payable for any quarterly period shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The Distributions payable for any partial period will be computed on the basis of the actual number of days elapsed in such period. "Distribution Period" means the period from and including the immediately preceding Distribution Date (or March 17, 1999, in the case of the first Distribution Period) to but excluding the applicable Distribution Date or Redemption Date. If a Distribution Date is not a Business Day, then such Distribution will be made on the next succeeding Business Day, except if such Business Day is in the next succeeding calendar year, such Distribution will be made on the immediately preceding Business Day.

         As long as no Event of Default has occurred and is continuing under the Indenture, the Debenture Issuer has the right under the Indenture to defer payments of interest by extending the interest payment period at any time and from time to time on the Subordinated Debentures for a period not exceeding 20 consecutive periods (each, an "Extension Period"), provided that an Extension Period must end on an interest payment date for the Subordinated Debentures and may not extend beyond the stated maturity date or redemption date for the Subordinated Debentures. As a consequence of such deferral, Distributions will also be deferred. Despite such deferral, quarterly Distributions will continue to accumulate with additional distributions thereon (to the extent permitted by law but not at a rate greater than the rate at which interest is then accruing on the Subordinated Debentures) at the Distribution Rate then in effect compounded quarterly during any such Extension Period. Prior to the termination of any such Extension Period, the Debenture Issuer may further defer payments of interest by further extending such Extension Period; provided that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarterly periods, must end on an interest payment date for the Subordinated Debentures and may not extend beyond the stated maturity date or redemption date of the Subordinated Debentures. At the end of the Extension Period, all


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accumulated and unpaid Distributions (but only to the extent payments are made in respect of the Subordinated Debentures held by the Property Trustee and to the extent the Property Trustee has funds available therefor) will be payable to the Holders as they appear on the books and records of the Trust on the record date immediately preceding the end of the Extension Period. Upon the termination of any Extension Period (or any extension thereof) and the payment of all amounts then due, the Debenture Issuer may commence a new Extension Period, subject to the foregoing requirements.

         Subject to other conditions set forth in the Trust Agreement and the Indenture, the Property Trustee may, at the direction of the Sponsor, dissolve the Trust at any time and cause the Subordinated Debentures to be distributed to the Holders of the Preferred Securities in liquidation of the Trust or, simultaneously with any redemption of the Subordinated Debentures, cause a Like Amount of the Preferred Securities to be redeemed by the Trust.

         These Preferred Securities shall be redeemable as provided in the Trust Agreement.


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                             _______________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security Certificate to:

        ________________________________________________________________
        (Insert assignee's social security or tax identification number)

        ________________________________________________________________

        ________________________________________________________________
                    (Insert address and zip code of assignee)

and irrevocably appoints _________________________________________________ agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:_____________________



Signature:  __________________________________________________
            (Sign exactly as your name appears on the other side of this Preferred Security Certificate)

Signature Guarantee(1):


(1) Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.


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